TALMATCH MASTER LICENSE AGREEMENT
                                      KOREA



THIS AGREEMENT made as of this 22nd day of June, 2001.

BETWEEN:

                  TALWARE   TECHNOLOGIES  INC.,  a  corporation   organised  and
                  existing under the laws of the state of Delaware, in the United States of America; ("LICENSOR")

                  -and-

                  NEWORK SOLUTION INC., a corporation organised and existing under the laws of the Republic of Korea, ("LICENSEE")


            WHEREAS the LICENSOR has developed, established and operates a global, web-based network (the "TalMatch Network") which allows professional recruiting firms to electronically share and exchange data to match optimal candidates and positions (the "TalMatch Service"), and has established a system of operating the TalMatch Service comprising, inter alia, software, websites, databases, marketing techniques, business methods, documentation, domain names, trade marks and other Intellectual Property and Confidential Information, all as further defined below (the "TalMatch System"), which performs substantially the functionality exemplified at http://www.talmatch.com/; and

            WHEREAS the LICENSOR is the owner of all rights in and to the TalMatch Network, the TalMatch Service and the TalMatch System throughout the world, together with all goodwill connected therewith; and

            WHEREAS the LICENSEE wishes to obtain a license and the LICENSOR wishes to grant a license to use the TalMatch System to perform the TalMatch Service in the Territory per Schedule B;

            NOW  THEREFORE,   in   consideration  of  the  mutual  premises  and
conditions  set  out in this  Agreement,  as well as  other  good  and  valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

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PART I : DEFINITIONS & SCHEDULES

1.1   DEFINITIONS.

            The  parties  agree  that,  in  this  Agreement,   unless  otherwise
specifically indicated, the following terms have the following meanings:

"ANNUAL MINIMUM ROYALTIES" means the royalty payments so described and set out in Schedule D, to be determined by the LICENSOR and paid by the LICENSEE throughout the Term;

"ATTRIBUTES " means a pre-defined set of categories, comprising languages, education, training, skills and duties that are applicable to specific roles within particular industries;

"BUSINESS DAY" means a day on which business is normally conducted in the Province of Ontario, excluding statutory holidays, Saturdays and Sundays;

"CONFIDENTIAL INFORMATION" means all non-public information disclosed to the LICENSEE by the LICENSOR or its employees or agents whether in written, oral or electronic form that relates to the TalMatch Network, the TalMatch Service, the TalMatch System or the LICENSOR's Intellectual Property, business methods, business plans, business opportunities, finances, research, development, know-how, trade secrets or personnel; third-party confidential information disclosed to the LICENSEE by the LICENSOR; the terms and conditions of this Agreement; the existence of discussions between the LICENSEE and the LICENSOR; and all information designated by the LICENSOR as proprietary and/or confidential or that, by the nature of the circumstances surrounding disclosure, ought to be treated as proprietary and/or confidential;

Confidential Information, however, does not include information that: (i.)is now or subsequently becomes generally available to the public through no fault or breach on the part of the LICENSEE; (ii) is independently developed by the LICENSEE without the use of any Confidential Information; or (iii) the LICENSEE rightfully obtains from a third party who has the right to transfer or disclose it;

"DOMAIN NAMES" means the Internet domain names registered and owned by the LICENSOR in conjunction with the TalMatch System;

"EFFECTIVE DATE" means the date first written above;

"GLOBAL DATA BASE" means the aggregate data base containing all of the data in the Regional Databases;

"INTELLECTUAL PROPERTY" means patents, trade marks, domain names, copyright, Confidential Information, trade secrets, know-how, unpatented inventions and related rights in or to the TalMatch Network, the TalMatch System, the TalMatch Service, or any of the components thereof, including without limitation the TalMatch Application , the TalWare Help Desk Application, together with any translations, adaptations, registrations, applications for registration, or rights to register same in any jurisdiction;

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

"LICENSE FEES" means the license fees set out in Schedule "D" to this Agreement;

"LICENSED MATERIALS" means the materials to be provided by LICENSOR to LICENSEE pursuant to the Licenses granted in this Agreement, listed in Schedule "A" hereto;

"LISTING" means a candidate profile or a job opportunity profile listed on the Regional Website;

"LISTING AGREEMENT" means an agreement entered into between LICENSEE and a qualified professional recruiting firm within the Territory;

"OPERATIONS MANUAL" means any manual prepared, developed and distributed by the LICENSOR setting out and describing the operation of the TalMatch Service in accordance with the TalMatch System, and shall include additions, deletions or modifications to the manual made by the LICENSOR from time to time;

"REGIONAL WEBSITE" means the website to be established, operated and maintained by LICENSOR as part of the TalMatch Network, to which the LICENSEE shall be given access to enable the LICENSEE to provide the TalMatch Service in the Territory;

"REGIONAL DATABASE" means the database maintained by the LICENSOR on behalf of the LICENSEE containing all of the data posted to the Regional Website;

"ROYALTIES" means the royalty payments payable by the LICENSEE to the LICENSOR and specified in Schedule D hereto;

"SOFTWARE LICENSE" means the license to use the TalMatch Application and the TalWare Help Desk Application as granted herein;

"TALMATCH APPLICATION" means the computer software application forming part of the TalMatch System to which the LICENSEE shall be granted access in order to enable the LICENSEE to provide the TalMatch Service on the Regional Website in the Territory, including any upgrades, interim maintenance releases, modifications, customizations or enhancements to such software;

"TALMATCH WEBSERVER" means the webserver of the TalMatch Network, established, operated and maintained by the LICENSOR, hosting all of the Regional Websites, and providing the LICENSEE access to the Regional Database;

"TALMATCH NETWORK" means the global network of websites established and owned by the LICENSOR, consisting of all of the licensed Regional Websites in the different Territories;

"TALMATCH SERVICE" means the service developed and owned by the LICENSOR, to allow professional recruiting firms to electronically share and exchange data over the internet and to match optimal candidates to positions;

"TALMATCH SYSTEM" means the TalMatch Application, TalWare Help Desk Application, Trade Marks, Operations Manual, Regional Website, Regional Database, marketing techniques, business

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

methods, Domain Names, Intellectual Property, Confidential Information, and all other Licensed Materials provided to the LICENSEE by the LICENSOR pursuant to and during the term of this Agreement, pertaining to the management and operation of the TalMatch Service in the Territory;

"TALMATCH LICENSE" means the license to use the TalMatch System and the TalMatch Service as granted herein;

"TALWARE HELP DESK APPLICATION" means the internet-based software application to which the LICENSOR provides access to the LICENSEE to assist users of the TalMatch Service;

"TERM" means the term of this Agreement commencing upon the Effective Date and enduring until the termination or expiry thereof;

"TERRITORY" means the geographic region set out in Schedule "B" hereto;

"TRADE MARKS" means the trade marks as set out in Schedule "C" hereto;

"TRADE MARKS AND DOMAIN NAMES LICENSE" means the License to use the Trade Marks and Domain Names as granted herein.


1.2   SCHEDULES

      The following are the schedules attached to and forming part of this Agreement

      Schedule "A"      - Licensed Materials
      Schedule "B"      - Territory and Language
      Schedule "C"      - Trade Marks and Domain Names
      Schedule "D"      - License Fees and Royalties
      Schedule "E"      - Additional License
      Schedule "F"      - Litigation Against Licensee
      Schedule "G"      - Training, Implementation and Deployment Timetable
      Schedule "H"      - Payment Method

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

PART II:   TALMATCH SYSTEM AND SERVICE LICENSE


2.1   GRANT

      Subject to the terms and conditions of this Agreement, the LICENSOR hereby grants to the LICENSEE an exclusive, transferable, perpetual, revocable license to use the TalMatch System, as provided by the LICENSOR, in the operation of the TalMatch Service in the Territory for the Term of this Agreement, unless earlier terminated in accordance with the provisions hereof (the "TalMatch License").

2.2   CONDITIONS OF EXCLUSIVITY

(a) The TalMatch License shall remain exclusive to the LICENSEE for so long as the LICENSEE is in compliance with all the terms and conditions hereof, including, but not limited to, payment by the LICENSEE to the LICENSOR, within the prescribed time periods, of all Annual Minimum Royalties, License Fees, and Royalties (as per Schedule "D").

(b) The LICENSOR shall establish Annual Minimum Royalties to be paid by the LICENSEE. During the initial three years of the Term, the LICENSEE shall be required to pay the Annual Minimum Royalties regardless of whether its revenues achieve the levels required by such Annual Minimum Royalties, in order to maintain the exclusivity of the License during its business establishment phase. In the fourth and all following years of the Term, should the LICENSEE not achieve the revenue levels required to meet the Annual Minimum Royalties, the LICENSOR shall have the option, in its sole discretion, to either terminate the TalMatch License for the Territory, or to render it non-exclusive.


2.3   RESTRICTIONS & ACKNOWLEDGEMENT

      The LICENSEE hereby acknowledges that notwithstanding the rights granted herein, the LICENSOR retains all rights in and title to the TalMatch Service, the TalMatch System and each of its components, including, without limitation, all Intellectual Property. The LICENSEE explicitly acknowledges that no right, title or interest to the TalMatch System or the Intellectual Property, beyond that specifically provided for in this Agreement, shall pass to or rest in the LICENSEE. This License is not transferable by the LICENSEE except in accordance with the terms set out herein. Except as expressly set out herein, the LICENSEE will not use or permit any person or entity under its control to use or copy any of the Intellectual Property or the components of the TalMatch System without prior written consent of the LICENSOR.


2.4   OBLIGATIONS OF THE LICENSOR

2.4.1 The LICENSOR shall provide to the LICENSEE within ten (10) Business Days of the Effective Date of this Agreement for translation and adaptation:

            (i)   the English version of the Regional Website html pages;

            (ii)  the English version of the Attributes;

            (iii) any other Licensed  Materials  which require  translation  and adaptation for use on or in conjunction with the Regional Website.

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

2.4.2 Within thirty (30) Business Days after receipt of acceptable translated and adapted materials from LICENSEE, LICENSOR shall provide LICENSEE access to the TalMatch System on the Regional Website. LICENSEE acknowledges and confirms that all intellectual property rights in such translated or adapted materials shall be the exclusive property of LICENSOR.

2.4.3 On an ongoing basis, the LICENSOR shall provide to the LICENSEE:

      (a)   access to the Global Database through the Regional Website;

      (b) the ability to input data, including candidate profiles and job opportunity profiles into the Regional Database;

      (c) access to the TalMatch Application as necessary to provide the TalMatch Service in the Territory; and,

      (d)   access to the TalWare Help Desk Application.

2.4.4 The LICENSOR shall further:

      (a)   operate and maintain the TalMatch Network and TalMatch System;

      (b)   operate and maintain the TalMatch Webserver;

      (c)   operate and maintain the Regional Website;

      (d) operate and maintain the Regional Database, and keep the data therein secure; and,

      (e)   register and maintain the Trademarks and the Domain Names.

      (f) maintain strict privacy of the regional database, including contact information of candidates and employers


2.5   OBLIGATIONS OF THE LICENSEE

2.5.1 The LICENSEE acknowledges that the LICENSOR is the owner of all right, title and interest in and to the TalMatch Network, the TalMatch System and the TalMatch Service.

2.5.2 The LICENSEE Shall:

(a) use its access to the Regional Website in accordance with the Standards and Guidelines for Regional Websites in the Operations Manual provided to the LICENSEE by the LICENSOR and modified from time to time;

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

(b) vigorously and with best efforts market and promote the TalMatch Service in the Territory and License only qualified professional recruiting companies in order to increase the revenue of the TalMatch Service in the Territory ;

(c) designate appropriate trainees as indicated on the Training Schedule and send them, at the LICENSEE's expense, to be trained at the times and locations specified by the LICENSOR;

(d) supply an appropriate sales force to sufficiently access the market potential for the TalMatch Service for the Territory;

(e) supply skilled IT personnel to support the TalMatch Service in conjunction with the Regional Website;

(f) establish, operate and maintain a helpdesk in conjunction with the Regional Website, to provide services in all relevant languages in the Territory, using the TalWare Help Desk Application;

(g) translate or have translated, at the sole expense of the LICENSEE, into all relevant languages for the Territory, the content of the Regional Website and attribute database, the content of the TalMatch Help Desk Application, including inter alia all content for the Regional Website, and provide all such translated material to LICENSOR in accordance with the Implementation and Deployment Timetable set out in Schedule "G";

(h) provide or obtain all necessary local Internet administration for the Regional Website, including securing an ISP as well as any necessary permits required to conduct business in the Territory, to the LICENSOR;

(i) provide access to and enter into Listing Agreements with only users that are registered or operate, as the case may be, as qualified professional employment recruiting firms within the Territory;

(j)   pay  the  License  Fees,   Annual  Minimum   Royalties  and  Royalties  as
      contemplated herein, in accordance with the time requirements set out in this Agreement;

(k) provide, for posting on the Regional Website, the standard rates charged by the LICENSEE for Listings;

(l) provide monthly financial reports calculating Royalties due to LICENSOR pursuant to this Agreement.

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

PART  III : SOFTWARE LICENSE

      In addition to the terms and conditions of the TalMatch License, the LICENSEE's rights to the use of the TalMatch Application and TalWare Help Desk Application are subject to the further terms and conditions set forth below (the "Software License").

3.1 USE

      The LICENSEE shall use the TalMatch Application and the TalWare Help Desk Application only in association with its operation of the TalMatch System and provision of the TalMatch Service pursuant to this Agreement, to process its own data and shall not use the TalMatch Application or the TalWare Help Desk Application for any other purpose.

3.2   MODIFICATIONS/CUSTOMIZATIONS

Under no  circumstances  shall  the  LICENSEE  modify,  alter or  customize  the
TalMatch Application or the TalWare Help Desk Application. All such modification, customization or alterations shall be done only by the Licensor or the Licensor's authorized representative

3.3   UPGRADES/INTERIM MAINTENANCE RELEASES

      The LICENSOR shall provide to the LICENSEE at no further cost, access to any and all upgrades, modifications or interim maintenance release versions of the TalMatch Application and the TalWare Help Desk Application. Any such upgrades, modifications or interim maintenance release version of the TalMatch Application and the TalWare Help Desk Application, to which the LICENSEE is provided access shall be subject to the terms, conditions and obligations of this Agreement.

3.4   REVERSE ENGINEERING

      The LICENSEE shall not reverse engineer, decompile or disassemble any source code or object code version of the TalMatch Application or the TalWare Help Desk Application without the prior written approval of the LICENSOR.

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

PART IV :   TRADE MARKS AND DOMAIN NAMES


4.1   LICENSE

(a) The LICENSEE acknowledges that the LICENSOR is the owner of the Trade Marks and Domain Names. In addition to the terms and conditions of the TalMatch System License, the LICENSEE's rights to the use of the Trade Marks and Domain Names is subject to the further term and conditions set forth below (the "Trade Marks and Domain Names License").

(b) The LICENSEE is permitted to use the Trade Marks and Domain Names for the Term of this Agreement and within the Territory in association with the operation of the TalMatch System, the TalMatch Service, the Regional Website, and with the specific wares or services as set out in association with the Trade Marks and Domain Names in Schedule C, and with respect to any literature, packaging and advertising materials pertaining thereto.

4.2   USE OF TRADE MARKS AND DOMAIN NAMES

      The LICENSEE agrees to use the Trade Marks and Domain Names only under and in compliance with the terms of this Agreement. The LICENSEE shall not use the Trade Marks or Domain Names for any other purpose and shall not use the Trade Marks or Domain Names as part of its corporate name or any trade name. The LICENSEE's use of the Trade Marks and Domain Names shall indicate that the Trade Marks and Domain Names are owned by the LICENSOR and used by the LICENSEE under License.

4.3     OWNERSHIP OF TRADE MARKS AND DOMAIN NAMES

        The LICENSEE acknowledges that the Trade Marks and Domain Names shall remain the sole property of the LICENSOR. The LICENSEE shall not use the Trade Marks or Domain Names in any manner which tends to suggest or represents that the LICENSEE is the owner of the Trade Marks or Domain Names. The Trade Marks and Domain Names License shall not grant any ownership or security right or title in any intellectual property relating to the Trade Marks or Domain Names. The LICENSOR shall retain all rights not specifically granted to the LICENSEE in this Agreement.

4.4   REGISTRATION

      The LICENSEE will cooperate with the LICENSOR for the purpose of registering, amending or supplementing the LICENSOR's registration (s) for the Trade Marks and Domain Names as the LICENSOR may see fit, and protecting, preserving, and enhancing the Trade Marks and Domain Names and LICENSOR's interests therein. In furtherance of such obligations, the LICENSEE shall execute such documents as are required to give effect to the terms of this Agreement and to ensure the validity of the Trade Marks and Domain Names and the ownership of the LICENSOR thereof.

4.5   QUALITY CONTROL AND ADVERTISING

      The LICENSEE shall immediately cease using the Trade Marks and Domain Names on, or in association with, the TalMatch Service and/or the TalMatch System, or any business carried on

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

by the LICENSEE, should the LICENSEE fail to meet the standards for use of the Trade Marks and Domain Names provided to the LICENSEE from time to time by the LICENSOR. Prior to beginning commercial use or distribution, the LICENSEE shall forward to the LICENSOR samples of proposed advertising or marketing materials which contain or refer to the Trade Marks or Domain Names for approval. The LICENSOR shall advise the LICENSEE if it does not grant such approval within ten days of receipt of such materials. The LICENSEE shall permit an authorized representative of the LICENSOR to inspect, at all reasonable times, the LICENSEE'S use of the Trade Marks and Domain Names in order to permit the LICENSOR to verify that such use is in compliance with the standards set from time to time by theLICENSOR. The LICENSEE agrees that all services provided in association with the Trade Marks and Domain Names shall be provided in accordance with all applicable laws.

4.6   PRESERVATION AND ENHANCEMENT OF THE LICENSOR'S INTEREST

      The LICENSEE shall not:

      (a) do or omit to do any act which might impair, jeopardize, violate, or infringe any of the Trade Marks or Domain Names or the LICENSOR' s rights thereto;

      (b)   directly or  indirectly  dispute or contest  ownership,  validity or
            enforceability   of  the  Trade   Marks  or  Domain   Names  or  the
            registration thereof, or assist any other party to do so;

      (c) do anything through the LICENSEE's use of the Trade Marks, or Domain Names or otherwise, to prejudice or hamper the reputation or goodwill of the LICENSOR; or

      (d) claim, use, or apply to register, record, or file any trade mark, trade name, domain name, copyright, or design that is identical or confusingly similar to the Trade Marks or Domain Names assist any other party to do so.

4.7   INFRINGEMENT

      If the LICENSEE becomes aware of any use by any other party of a trade name, trademark, domain name, get up of goods, or mode of advertising that might reasonably amount to infringement of the Trade Marks or Domain Names or to unfair competition or passing off in respect of the Trade Mark(s), the LICENSEE shall promptly report particulars of such usage to the LICENSOR and provide a sample thereof where reasonably possible.

4.8   CLAIMS BY OTHERS

      If the LICENSEE becomes aware that any person alleges that any of the Trade Marks or Domain Names is invalid, infringes the rights of any person, or is open to any other form of attack, the LICENSEE shall not make any admissions in respect of same and will promptly report the matter to the LICENSOR.

4.9   OWNER HAS CONDUCT OF  PROCEEDINGS

      The LICENSOR will have conduct of all legal proceedings and negotiations relating to the Trade Marks and Domain Names. The LICENSEE shall provide all requested assistance to the LICENSOR at the LICENSOR's expense.

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PART V :   CONFIDENTIAL INFORMATION


5.1   CONFIDENTIAL INFORMATION AS TRADE SECRET

      The  LICENSEE   acknowledges   that  the   Confidential   Information   is
confidential, proprietary and a trade secret.

5.2   NON-DISCLOSURE AND USE

The LICENSOR may, from time to time, prior to and during the term of this Agreement, disclose to the LICENSEE Confidential Information. The LICENSEE agrees to treat such information as confidential and proprietary and to protect it, including, without limitation:

      (a) The LICENSEE agrees not to use such Confidential Information for any purpose other than that contemplated by this Agreement. The LICENSEE shall not, during the Term of this Agreement or at any time thereafter without the prior written authorization of the LICENSOR, disclose the Confidential Information to anyone. The LICENSEE agrees to handle, preserve, and protect Confidential Information with the same degree of care which it affords or would afford its own confidential information, including taking efforts to avoid disclosure of such Confidential Information to any third party, at any time. The LICENSEE shall reveal such Confidential Information only to those employees, agents, representatives or business associates who, in its good faith judgement, have a need to know such information.

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PART VI :   PAYMENTS AND CONSIDERATION


6.1   CONSIDERATION

      As consideration for the TalMatch License, the Software License, the Trade Mark and Domain Names License and the disclosure of Confidential Information, as well as other matters relating to the TalMatch Network, the TalMatch System, the TalMatch Service and to this Agreement, the LICENSEE shall pay to the LICENSOR the License Fees, Annual Minimum Royalties, and Royalties, as set out in Schedule "D" to this Agreement.

6.2   PAYMENT

      6.2.1 LICENSOR will invoice LICENSEE on a monthly basis for Royalties, in U.S. dollars, and LICENSEE shall pay promptly that amount not already paid in respect of the monthly portion of the Annual Minimum Royalties, in accordance with the procedure set out in Schedule H.
      6.2.2 LICENSEE shall pay in advance, the minimum monthly installment of the Annual Minimum Royalties, by electronic funds transfer, as directed by LICENSOR.
      6.2.3 All references to monetary amounts in this Agreement shall be in United States dollars, unless otherwise specifically indicated.

6.4   MONTHLY REPORTS

      Within five (5) Business Days of the end of each month, the LICENSEE shall furnish a report to the LICENSOR showing the LICENSEE'S gross revenue for Listings for the month and calculating the Royalties owing in respect thereof. The LICENSEE shall pay to the LICENSOR such Royalties owing in excess of the advance minimum monthly payment not more than five days thereafter, via electronic funds transfer as directed by the LICENSOR;

6.5          ANNUAL STATEMENTS

      The LICENSEE shall submit to the LICENSOR annual audited revenue reports related to its operation of the TalMatch Service, showing revenues received as at December 31st of each year during the Term. Such reports shall be prepared, at the LICENSEE'S expense, certified by an independent auditor as to the gross revenues and Royalties payable, and delivered to the LICENSOR by no later than January 31st of the following year.


6.6   MATERIAL BREACH

      The obligation herein imposed upon the LICENSEE for its failure to report its gross revenue in its entirety shall be in addition to and not in lieu of the rights and remedies of the LICENSOR elsewhere provided in this Agreement with respect to the LICENSEE's breach thereof.

6.7   FURTHER REPORTS

      In the event that the LICENSOR requires the LICENSEE to submit information and reports other than those specified herein, the LICENSEE shall provide such information and reports to the LICENSOR in the manner and at such times as it may specify. If the LICENSOR prescribes

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

the use of a specific form for the presentation by the LICENSEE of any of the information or report required herein, the LICENSEE shall submit such information and reports to the LICENSOR on the forms designated by the LICENSOR for such purpose.

6.8   CONFIDENTIALITY

      The LICENSOR and its representatives shall keep confidential all such information provided by the LICENSEE and shall not disclose same to any person unless otherwise required by law.

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

PART VII :   GENERAL PROVISIONS


7.1   REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

      The LICENSOR represents and warrants to the LICENSEE that:

      (a) The LICENSOR is a corporation duly incorporated and validly existing under the laws the state of Delaware of the United States of America, in good standing;

      (b) The LICENSOR has due and sufficient right, title and authority to enter into this Agreement on the terms and conditions herein set forth, and the entering into of this Agreement shall not violate any agreement, law, by-law or court order to which the LICENSOR is a party or by which it is bound.


7.2   REPRESENTATIONS AND WARRANTIES OF THE LICENSEE
      The LICENSEE represents and warrants to the LICENSOR that:

      (a) the LICENSEE is a corporation duly incorporated and validly existing under the laws of the Republic of Korea , in good standing, and is licensed to carry on business in the Territory;

      (b) the LICENSEE has due and sufficient right, title authority to enter into this Agreement on the terms and conditions herein set forth, and the entering into of this Agreement shall not violate any agreement, law, by-law or court order to which the LICENSEE is a party or by which it is bound.

      (c) except as disclosed in Schedule "F", there is no outstanding litigation of any form which involves the LICENSEE, affecting the LICENSEE's ability to enter into or perform its obligations under this Agreement or which could be expected to adversely affect the marketing, business development or provision of the TalMatch Service by the LICENSEE;

      (d) it shall keep the TalMatch License, Software License and Trade Marks and Domain Names License, free of any and all liens, claims and other forms of encumbrance whatsoever.

7.3   INJUNCTIVE RELIEF

      The parties agree that any unauthorized use of any the LICENSOR's Intellectual Property rights, including, without limitation, the TalMatch
Service, the TalMatch System, or any of its components, and the Regional Website, made or caused by the LICENSEE will result in irreparable harm to the LICENSOR, which may not be adequately compensated for by damages. The parties further agree that the LICENSOR shall be entitled to a court-ordered injunction restraining such conduct in the event such use is made, threatened, or caused by the LICENSEE.

7.4   LIMITATION OF LIABILITY

      Except as specifically set out in this Agreement, the LICENSOR makes no representations or warranties of any kind, express or implied, including without limitation any warranty of merchantability or fitness for any particular purpose. The LICENSOR shall not be liable to the LICENSEE for any incidental, special or consequential damages caused by the breach of any term, condition, representation or warranty of this Agreement, including, without limitation, loss of profits, loss of data, loss of computer time or any commercial or economic loss. The liability of the LICENSOR shall, in any event, be limited to the total amount paid by the LICENSEE to the LICENSOR as the License Fee set out in Schedule D.

7.5   INDEMNIFICATION

      The LICENSEE shall indemnify the LICENSOR against all claims (including liabilities and legal costs and disbursements) made against the LICENSOR arising from the activities of the LICENSEE in connection with its use of the TalMatch Network, TalMatch System, Regional Website, Trade Marks or Domain Names, or its provision of the TalMatch Service.

7.6   INFRINGEMENT

      The LICENSEE shall inform the LICENSOR immediately of any activity of any person or entity of which the LICENSEE becomes aware which may constitute infringement of any of the Intellectual Property, and shall co-operate fully and assist the LICENSOR in any action which the LICENSOR may determine is necessary to restrain such infringement and/or recover damages thereof.

7.7   LEGAL PROCEEDINGS

      The LICENSOR shall have carriage of any legal proceedings arising in connection with the use of the Intellectual Property by the LICENSEE and has the exclusive right to settle any such matter. The LICENSEE shall cooperate fully with the LICENSOR in the conduct of the such proceedings. The LICENSEE shall either retain the legal counsel designated by the LICENSOR or may retain its own counsel at its own expense.

7.8   ARBITRATION

      All disputes, controversies, or differences which may arise between the LICENSOR and the LICENSEE out of, in relation to, or in connection with this Agreement, or for the breach hereof, shall be settled by mutual consultation and, if necessary, by a mediation procedure to be agreed upon between the parties in good faith as promptly as possible, but failing an amicable settlement within thirty (30) days of the notification of one party by the other that there is a dispute, shall be finally settled by arbitration in the English language, with interpreters as required, in the London Court of Arbitration, London, England, in accordance with the United Nations Commission on International Trade Law ("UNCITRAL") Arbitration Rules, at the relevant time in force. The award of the arbitration shall be final and binding upon the parties hereto, and enforceable in any court of competent jurisdiction.

7.9   ASSIGNMENT

      The LICENSOR shall have the right to assign this agreement or any right hereunder without consent of the LICENSEE. The LICENSEE has been carefully chosen by the LICENSOR, and shall not assign its rights or obligations hereunder without the prior written approval of the LICENSOR, which approval, shall not be unreasonably withheld. For the purposes of this article, the term "assign" shall include, without limitation, a merger, sale of assets or business, or other transfer of control by operation of law or otherwise.

7.10  BINDING NATURE

      This Agreement is binding on the parties, their successors and permitted assigns.

7.11  FORCE MAJEURE

      Neither party to this Agreement shall be liable for an omission or delay in the execution of its obligations hereunder caused by any event beyond the reasonable control of that party. The time for the fulfillment of the obligation shall be extended for a period equal to the delay, up to a maximum of thirty days. After a delay of thirty days, the party subject to the delay shall be deemed to be in default of its obligations under this Agreement.

7.12  DEFAULT

      Any of the following events shall constitute a default of a party's obligations under this Agreement:

      (a) failure of the LICENSEE to pay any License Fee, Royalties, Annual Minimum Royalties, or other payment or charge, when due and payable, during the term of this Agreement; or

      (b) failure by either party to perform, keep or observe any material term, provision, warranty, condition or obligation contained in this Agreement, unless otherwise specifically excused hereof by the other party; or

      (c) the LICENSEE becomes insolvent or makes general assignment for the benefit of its creditors, files, or has filed against it a petition in bankruptcy, is adjudicated bankrupt or insolvent, or attempts to avail itself of any applicable statute relating to insolvent debtors; or

      (d) a receiver or other custodian (permanent or interim) of all or any part of the business of the LICENSEE is appointed by instrument or by court order, any execution or other similar process of any court becomes enforceable against the LICENSEE or its assets, or distress is made against the LICENSEE's assets or any part thereof; or

      (e) the LICENSEE ceases or changes or takes any steps to cease or change the operation or nature of its business; or there is a change of control of the LICENSEE's business.

7.13  DEFAULT NOTICE

      Any event of default shall entitle the non-defaulting party to provide the defaulting party a written notice of default requiring the defaulting party to remedy the default in question.

7.14  TERMINATION

      If either party to this Agreement fails to correct a default, as specified above, within thirty (30) days after receipt of written notice to do so from the other party to this Agreement, the party serving such notice may, in addition to any other rights it may have under this Agreement or otherwise under law, unilaterally terminate this Agreement forthwith with no further obligations to the defaulting party except that all License Fees, Annual Minimum Royalties, Royalties or other payments due to the LICENSOR from the LICENSEE shall become immediately due and payable. The right of either party to terminate this Agreement shall not be affected by its failure, if any, to take action with respect to any previous default. Termination of this Agreement shall not affect any right of action of either party arising from act or omission of the other, as the case may be, prior to the termination of this Agreement taking effect.

7.15  WAIVER

      Waiver of any default shall not be construed as a waiver of either a subsequent or continuing default. Termination of this Agreement shall not affect a party's liability by reason of any act, default or occurrence prior to such termination, nor shall it preclude the non-defaulting party from exercising or pursuing any other right or remedy which may be available to it at law or in equity, including a suit for damages or for specific performance.

7.16  EFFECTS OF TERMINATION

      Upon expiry or termination for any reason of this Agreement:

      (a) the LICENSEE shall immediately discontinue and permanently refrain from any use of the product literature, advertising material or written materials bearing the Trade Marks, Domain Names or any other Intellectual Property or any mark, word, symbol or device similar to the Trade Marks or Domain Names associated with the TalMatch Network, TalMatch Service or TalMatch System;

      (b) All rights and privileges granted by this Agreement to the LICENSEE shall immediately revert to the LICENSOR.

      (c) the LICENSEE shall cease to provide the TalMatch Service, use the TalMatch System or any of the components thereof, and thereafter refrain from holding itself out as a LICENSEE of the LICENSOR;

      (d) the LICENSEE shall immediately and at its own expense return to the LICENSOR any and all materials relating to the TalMatch Network, TalMatch Service or TalMatch System, including without limitation, relating to TalMatch Application, the TalWare Help Desk Application, the Trade Marks, Domain Names, Intellectual Property and Confidential Information, and shall keep no copies in any form whatsoever;

      (e) the LICENSEE shall immediately pay to the LICENSOR all amounts owing by it to the LICENSOR;

      (f) the LICENSEE shall immediately assign to the LICENSOR, at the LICENSOR's option, all Listing Agreements granted or entered into by the LICENSEE pursuant to this Agreement, and shall provide to the LICENSOR copies of all such agreements and any related contact information;

      (g) the LICENSEE shall cease to use the Regional Website and the Regional Database and the LICENSOR shall assume the operation of all matters related to the provision of the TalMatch Service in the Territory, and the LICENSEE shall assign, transfer or deliver all necessary property, agreements, arrangements and materials to enable the LICENSOR to continue the provision of the TalMatch Service in the Territory without interruption;

      (h) the LICENSOR shall immediately discontinue the LICENSEE's access to the Regional Website, Regional Database, TalMatch Network, TalMatch System, TalMatch Service and any of the elements thereof.

7.17  COMPLETE AGREEMENT

      This Agreement and any schedule attached to it, and initialled or signed by both parties, contains the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous agreements, understandings, proposals, negotiations, representations or warranties of any kind, whether oral or written. No oral or written representation that is not expressly contained in this Agreement is binding on either party.

7.18  AMENDMENTS, GOVERNING LANGUAGE

      This Agreement cannot be amended or modified, other than by a change made in writing, dated and executed by both parties. Time shall be the essence of this Agreement. In the event of any variance between different language versions of this Agreement, this English-language version shall prevail.

7.19  INTELLECTUAL PROPERTY CONVENANTS

      Covenants concerning Intellectual Property are to be construed as being independent of other provisions in this Agreement.

7.20  SEVERABILITY

      All sections, terms and provisions of this Agreement are severable and the unenforceability or invalidity of any of these parts of this Agreement shall not affect the validity or enforceability of any other part of this Agreement. If any court of competent jurisdiction determines that any provision in this Agreement is invalid or enforceable, it is the intention of the parties that the court either partially enforces such provision to the extent enforceable or modify such provision so as to render it valid or enforceable.

7.21  INDEPENDENT CONTRACTORS

      The LICENSOR and the LICENSEE are independent contractors, each being in full control of its own business. This Agreement does not establish a joint venture or partnership between the LICENSOR and LICENSEE. Neither party is the agent of the other and neither has the authority to bind the other in respect of any third party. The LICENSEE will under no circumstances hold itself out to be a partner, employee, franchisee, legal representative, servant or agent of the LICENSOR.

7.22  NOTICES

      All required notices, or notices which may be provided in accordance with this Agreement, shall be in writing and shall be duly provided for if the notice is remitted to its addresses by courier, registered mail or facsimile, to the address below:

      (a)   in the case of the LICENSOR:

            TalWare Technologies, Inc.
            21 St.Clair Ave, E, Suite 400
            Toronto, ONT,  M4T 1L9
            CANADA

            Attention: Mr. Alan Rootenberg
            Fax: 416-323-0230
            (with a copy to: Margolis Partnership
                          30 St Clair Ave. W.
                          Suite 1108
                          Toronto, ON M4V 3A1
                          Canada

            Attention:  Ms. L.P. Covello)

      (b)   in the case of the LICENSEE:

            Nework Solution Inc.
            15th Floor, Dongshin Building
            141-28, Samsung-Dong
            Kangnam-Ku
            Seoul, Korea
            135-090

            Attention: Harry Han
            Fax: 6245-5366

            Or such other address as the party, which is to receive the notice, indicated to the party providing the notice, in the manner provided for in the present article. Every notice delivered in the manner provided for herein shall be deemed to have been received when delivered, in the case of delivery by courier; the business day after the date telecopied; or the fifth business day following the date of mailing, if sent by mail, as the case may be.

7.23  GOVERNING LAW

      This Agreement shall be interpreted under and governed by the laws of the Province of Ontario and the applicable federal laws of Canada, without reference to any conflicts of laws principles. The parties hereby attorn to the non-exclusive jurisdiction of the Ontario Courts.

7.24  VIENNA SALES CONVENTION EXEMPTION

      The parties hereto agree that the application of the UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALES OF GOODS to this Agreement is strictly excluded.

7.25  NON-COMPETITION

      The LICENSEE convenants that upon the expiry or termination of this Agreement, it will not engage in the use or provision of the TalMatch Network, TalMatch Service, TalMatch System or any of the elements thereof, or of any similar method or system, for a period of three years after the date of such expiry or termination.

7.26  NON-SOLICITATION

      The LICENSEE covenants and agrees not to solicit any employee or officer of the LICENSOR during the Term or for a period of three years thereafter, without the prior written consent of the LICENSOR. Should the LICENSEE breach this provision, it shall pay to the LICENSOR as liquidated damages an amount equal to two years of such employee's gross compensation, including benefits.

7.27  FURTHER ASSURANCES

      The parties agree to sign such other instruments, and to do and perform all other acts, which may be necessary and desirable in order to give full effect to this Agreement.

7.28  SURVIVAL

      Those provisions which, by their nature survive or are intended to or expressly designated by the parties to survive the termination or expiry of this Agreement shall do so, and without limitation, provisions concerning Confidential Information, Intellectual Property, Termination, Indemnity and Arbitration shall expressly so survive.

THE LICENSEE ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO TAKE LEGAL ADVICE CONCERNING THIS AGREMENT, READ AND UNDERSTOOD IT, AND HEREBY AGREES TO BE BOUND BY ITS TERMS.

THE SIGNATURES BELOW confirm that this Agreement has been made by the LICENSOR and the LICENSEE as of the date first written above.

---------------------------------------   --------------------------------------
TALWARE TECHNOLOGIES INC.                 NEWORK SOLUTION INC.
(LICENSOR)                                (LICENSEE)

Per: /S/                                  Per: /S/
    --------------------------------          --------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Position:                                 Position:
         ---------------------------               ---------------------------
I have authority to bind the company.     I have authority to bind the company

---------------------------------------   --------------------------------------

SCHEDULE "A"
LICENSED MATERIALS



All TalMatch Network application related materials, whether in hard copy, digital or analog format such as:

      o     Training materials

      o     Advertising, Presentations and Marketing Materials

      o     Domains and Trademarks

      o     User and Operations Manuals

SCHEDULE "B"
TERRITORY & LANGUAGE



TERRITORY

Republic of Korea (South Korea)

LANGUAGE

Korean

SCHEDULE "C"
TRADE-MARKS AND DOMAIN NAMES



TRADE MARKS

TALWARE TECHNOLOGIES(TM)
TALMATCH NETWORK(TM)
TALENT FOR THE NEW ECONOMY(TM)


DOMAIN NAMES

www.talmatch.com
www.talmatch.com/korea


This schedule may be amended by the Licensor from time to time.

SCHEDULE "D"
LICENSE FEES AND ROYALTIES



The LICENSEE shall pay to the LICENSOR:

      (a)   a License Fee of $200,000 payable in accordance with Schedule H;

      (b) all taxes, duties and tariffs and other government charges payable for this License;

      (c)   Annual Minimum Royalties $0 (nil)

      (d)   Royalties payable $0 (nil)

SCHEDULE E
ADDITIONAL LICENSE



In further consideration of the License Fees paid under this Agreement by the LICENSEE, LICENSOR agrees to grant to LICENSEE;

      o A License (the "TalTrack License") to use its business-to-consumer employment recruiting application, the TalTrack System, together with all upgrades and improvements made thereto, in the Territory for the Term. A further License agreement will be executed by the parties in respect of the TalTrack License at a later date, but no further License fees will be due in respect thereof.

      o A License to use its corporate talent management application, together with all upgrades and improvements made thereto, in the Territory for the Term, for the purpose of selling access to this application to corporate customers in the Territory for the Term. A further License agreement will be executed by the parties in respect of this License at a later date, but no further License fees will be due in respect thereof.

SCHEDULE F
LITIGATION AGAINST LICENSEE

SCHEDULE G
TRAINING,  IMPLEMENTATION & DEPLOYMENT TIMETABLE



1 The LICENSOR shall provide to the LICENSEE as soon as reasonably possible after the Effective Date of this Agreement for translation and adaptation:

            (iv)  the English version of the Regional Website html pages;

            (v)   the English version of the Attributes;

            (vi) the English version of the TalWare Help Desk Application data dictionary;

            (vii) any other Licensed  Materials  which require  translation  and adaptation for use on the Regional Website.

2 Within thirty (30) Business Days of receipt of the materials set out above, LICENSEE shall submit to LICENSOR all translated and adapted materials for integration into Regional Website.

3 Within thirty (30) Business Days after receipt of acceptable translated and adapted materials from LICENSEE, LICENSOR shall provide access to the TalMatch System on the Regional Website. LICENSEE acknowledges and confirms that all intellectual property rights in such translated or adapted materials shall be the exclusive property of LICENSOR.

4 As part of the implementation process of the Regional Website in the local language, thirty days prior to the go-live date of the Regional Website, the LICENSEE may, at its option and sole expense, send appropriate trainees to LICENSOR's office for training. Alternatively, or in addition to the above, the LICENSEE may request that a training team be sent from the LICENSOR's office to the LICENSEE's premises, at the LICENSEE's sole expense.

SCHEDULE "H"
PAYMENT METHOD



The US$200,000 License Fee shall be paid by the LICENSEE as follows:

US$60,000 to be paid July 13, 2001
The balance of the License Fee to be paid over a period of twelve (12) months in equal monthly payments of US$11,667 (eleven thousand six hundred and sixty seven US dollars) commencing August 1, 2001.